UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/01/2008

Magellan Midstream Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32745

DE	20-4328784
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, MD 28-1
Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The description of the Credit Agreement (as defined below) under Item 2.03 is incorporated in this Item 1.01 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 1, 2008, Magellan Midstream Holdings, L.P. (the "Partnership") entered into a $5.0 million revolving Working Capital Loan Agreement (the "Credit Agreement" ) with MGG Midstream Holdings, L.P. ("MGG") as the lender. The Credit Agreement is available exclusively to fund the Partnership's working capital borrowings. Borrowings under the Credit Agreement will mature on December 31, 2008 and will bear interest at LIBOR plus 2.0%. The Partnership will pay a commitment fee to MGG on the unused portion of the working capital facility of 0.3% annually. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 - Working Capital Loan Agreement dated as of January 1, 2008 between Magellan Midstream Holdings, L.P., as borrower, and MGG Midstream Holdings, L.P., as lender.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Holdings, L.P.

Date: January 02, 2008	By:	/s/ Lonny E. Townsend
Lonny E. Townsend
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Working Capital Loan Agreement dated as of January 1, 2008.